Exhibit 10.7

Atlantic-Waltham Investment II, LLC
Commercial Lease

In consideration of the covenants herein contained, ATLANTIC-WALTHAM INVESTMENT II, LLC, a Delaware Limited Liability Company, with a usual place of business c/o Atlantic Management Corporation, 205 Newbury Street, Framingham, Massachusetts 01701, hereinafter called LESSOR, which expression shall include successors and assigns where the context so admits, does hereby lease to Tecogen Inc., a Delaware corporation, with a usual place of business at 45 First Avenue, Waltham, MA 02451, hereinafter called LESSEE, which expression shall include successors, executors, administrators, and assigns where the context so admits, and LESSEE hereby leases from LESSOR the premises hereinafter described, from the Lease Commencement Date until the Lease Termination Date (the Lease Term) as hereinafter specified, subject to the terms and conditions hereinafter set forth:

1. SUMMARY OF TERMS

Description of the Leased Premises: The premises located at 45 First Avenue, Waltham, Massachusetts (hereinafter the “Leased Premises”) as shown on Exhibit A attached hereto and incorporated herein. The Leased Premises contains approximately 43,000 rentable square feet (hereinafter the “Total Rentable Floor Area of the Leased Premises”).

Lease Term:	Five (5) Years
Lease Commencement Date:	April 1, 2009
Rent Commencement Date:	April 1, 2009
Lease Termination Date:	March 31, 2014
Use of Lease Premises:	Warehouse, manufacturing, distribution facility, offices, and uses incidental thereto

Annual Base (Fixed) Rent for the Lease Term:
Years 1-2:
Year 3-5:

Security Deposit:	$37,625.00
Building Total Square Footage:	43,000 Rentable Square Feet
Brokers:	None

LESSOR and LESSEE now covenant and agree that the following terms and conditions shall given this Lease during the Lease Term hereof and for such further time as LESSEE shall hold the Leased Premises.

2. LEASE TERM

The Lease Term shall commence on the Lease Commencement Date, unless such date is advanced or extended as herein provided, and continue until the Lease Termination Date. LESSEE shall have access to the Leased Premises commencing on the Lease Commencement Date, for the purposes of preparing the Leased Premises for LESSEE’s occupancy.

3. RENT

Commencing on the Rent Commencement Date, LESSEE shall pay to LESSOR, without any offset or deduction whatever except as made in accordance with the provisions of this Lease, the Annual Fixed Rent as specified in Article 1 above in monthly installments at the rate of 1/12 of the Annual Fixed Rent as set forth in Article 1, payable in advance on the first day of each calendar month, the first monthly payment to be made upon execution of this Lease, including payment in advance of appropriate fractions of a monthly payment any portion of a month at the commencement of said Lease Term. All payments are to be made to ATLANTIC-WALTHAM INVESTMENT II, LLC, c/o Atlantic Management Corporation, 205 Newbury Street, Framingham, MA 01701. Within (10) days after the Rent Commencement Date, the parties shall complete and execute a certificate (the “Data Certificate”) attached hereto as Exhibit “B” “Data Certificate” specifying the date of the actual Rent Commencement Date and the date of the expiration Date of the term. When so complete executed by the parties, the Data Certificate shall be incorporated herein by reference, and for the purposes of this Lease, the information recited therein shall be conclusive as to the terms to which they respectively apply; provided, however, the failure of the parties, for whatever reason to execute the Data Certificate shall not in any way affect the operation validity of the Lease.

Exhibit 10.7

4. SECURITY DEPOSIT

The Lessee agrees to deposit with Lessor a security deposit in the amount of $37,625.00 upon execution and delivery of this Lease, and that the Lessor shall hold the same, throughout the term of this Lease, as security for the performance by the Lessee of all obligations on the part of the Lessee to be kept and performed, subject to the provisions set forth below. The Lessor shall have the right from time to time, without prejudice to any other remedy the Lessor may have on account thereof, to apply such deposit, or any part thereof, to the Lessor's damages arising from any default on the part of the Lessee. Upon such application the amount so applied shall be paid by Lessee to Lessor upon demand in order that the security deposit may at all times be equal to the amount set forth in Section 1. Provided the Lessee not then being in default, the Lessor shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 4, to the Lessee within thirty (30) days after the expiration or earlier termination of the Lease Term and surrender of possession of Premises by the Lessee to the Lessor at such time. The Lessor shall have no obligation to pay interest on the deposit and shall have the right to commingle the same with the Lessor's other funds. If the Lessor conveys the Lessor's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by the Lessor to the Lessor's grantee, and, if so turned over, the Lessee agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 4, and the return thereof in accordance herewith. The Lessee agrees that the Lessee will not assign, encumber or pledge, attempt to assign, encumber or pledge the moneys deposited herein as security, and that neither the Lessor, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance. The holder of a mortgage of property which includes the Premises shall not be responsible to the Lessee for the return or application of any such deposit, whether or not it succeeds to the position of the Lessor hereunder, unless such deposit shall have been received in hand by such holder.

5. USE OF PREMISES

LESSEE shall use the Leased Premises only for the purposes specified in Article 1 and for no other purpose.

6. PREPARATION OF PREMISES FOR OCCUPANCY

LESSOR shall deliver the Premises to the LESSEE in its “as is” condition, provided however, that prior to delivery of the Premises, the Lessor shall replace the current roof and repair all damage to the ceiling tiles of the Leased Premises caused by existing leaks in the roof. Upon Landlord’s completion of the replacement and repair, Landlord shall notify Tenant that Landlord’s work is complete, and together with such notice shall provide Tenant with an invoice for $80,000.00, representing Tenant’s share of the cost of such work, and Tenant shall pay such invoice within thirty (30) days after its receipt thereof.

7. TAXES

With reference to the Taxes, it is agreed that:
LESSOR shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the “Taxes”) upon the Building and the Lot. However, if authorities having jurisdiction assess real estate taxes, assessments or other charges which LESSOR considers excessive, LESSOR may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by LESSOR in good faith, and so long as LESSEE's occupancy of the Premises is not disturbed. The initial estimated payment for Taxes for fiscal year 2008, shall be $56,526.24 per year ($4,710.52 per month), or $1.31 per square foot
a)   The LESSEE shall pay to the LESSOR Taxes for the Lease Year within thirty (30) days upon LESSEE’s receipt of written notice from LESSOR containing a receipt from the applicable municipal authority evidencing that such Taxes have been paid in full.
b)   An equitable adjustment shall be made in such figures with respect to the first and last years of the term hereof in the event that they shall not coincide with the tax year; and an equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including the dates and period for which such taxes are levied, or otherwise. Where the applicable tax bill is not available prior to the end of the term hereof, then the aforesaid adjustment shall be made, tentatively, on the basis of the last year's taxes, and the amount due shall be treated as an addition to the rent for the last month of the term of the Lease; and final adjustment shall be made between LESSOR and LESSEE promptly after LESSOR shall have received the tax bill for such period.
c)   If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of real estate taxes, or the type thereof, LESSEE agrees that LESSEE shall pay LESSEE's equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that LESSEE's cost on account thereof shall be, to the maximum extent practicable, the same as LESSEE would bear under the foregoing paragraphs.

Exhibit 10.7

If a tax (other than a net income tax) is assessed on account of the rents or other charges payable by LESSEE to LESSOR under this lease, LESSEE agrees to pay the same within ten (10) days after billing therefore, unless applicable law prohibits the payment of such tax by the LESSEE. LESSEE's obligation to make payment of the same shall be applicable irrespective of the party to which the tax is assessed.

8. OPERATING COSTS

Lessee shall pay to the Lessor as Additional Rent hereunder: all of the operating costs incurred during the calendar year with respect to the Building of which the Premises are a part (collectively “Lessee's Share”).

The term “Operating Costs” shall mean all reasonable costs incurred and expenditures made by the Lessor in the operation and management of the buildings and the associated land comprising the Property, exclusive of capital expenditures, leasing commissions, special services to other lessees, financing expenses, costs and expenses incurred by Lessor arising from the performance of Lessor's obligations hereunder (but not excluding costs incurred by Lessor for which Lessee is responsible if not otherwise separately billed), and real estate taxes billed in accordance with Paragraph 7 herein, as determined in accordance with generally accepted accounting principles. Operating Costs include, without limitation all reasonable, costs of cleaning, maintenance and repairs to the Property, maintenance of the grounds, snow removal, management fee equal to up to three (3%) percent of Gross Rent, wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Lessor employed on the Property or of any contractor of Lessor engaged in the cleaning, operation, maintenance or security of the Property, insurance relative to the Property, payments other than taxes to the municipality in which the Property is located, including, but not limited to, water and sewer charges, supplies, insurance and all other expenses customarily incurred in connection with the operation of buildings of comparable type and use. Lessee shall have the right on an annual basis to review the Operating Costs, and upon written notice to Lessor, to assume responsibility for any or all of the items included in the Operating Costs schedule. A list of the current operating costs is attached as Exhibit E.

Lessee’s Share shall be due and payable within twenty (20) days following receipt by Lessee of the Operating Escalation Statement for such year. Upon request of Lessee, Lessor shall provide Lessee with reasonable documents supporting Lessee's Share of Operating Costs. Lessee shall pay to Lessor, as estimated payments of the Operating Costs, one-twelfth (1/12) of the sum, if any, shown to be due in the Operating Cost budget for the previous calendar year. If this Lease shall commence or expire in the middle of a calendar year Lessee shall be liable for only that portion of the Operating Cost excess in respect to such calendar year as is represented by a fraction the numerator of which is the number of days of the Term which falls within the calendar year and the denominator of which is three hundred sixty-five (365). The initial estimated Operating Costs for 2009 shall be $56,486.00 as shown on Exhibit E, or $4,707.17 per month, and $1.31 per square foot).

The LESSEE shall pay to the LESSOR pro rata monthly installments on account of projected Operating Costs for the Lease Year, calculated by the LESSOR on the basis of the most recent Operating Costs data or budget available, with an adjustment made to the account for actual Operating Costs for such Lease Year. If the total of such monthly installments in any Lease Year is greater than the actual Operating Costs for such Lease Year, the LESSEE shall be entitled to a credit against the LESSEE's base rental obligations hereunder in the amount of such difference. If the total of such monthly installments is less than the actual Operating Costs for such Lease Year, the LESSEE shall pay to the LESSOR the amount of such difference promptly upon billing therefor.

For the purposes of this Article “Lease Year' shall mean any fiscal year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Commencement Date and end on the next following December 31 and the last Lease Year during the term of this Lease shall end on the date this Lease terminates (each of such first and last Lease Years are referred to in the immediately preceding paragraph (b) as a “Partial Lease Year”);

Operating Costs shall be computed on an “as paid” basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:
(1)   Salaries of officers and executives of the LESSOR not connected with the Operation of the Property;
(2)   Depreciation;
(3)   Expenses relating to LESSEES' alterations;
(4)   Interest on indebtedness;
(5)   Expenses for which the LESSOR, by the terms of this Lease or any other lease, makes a separate charge; and
(6)   Leasing fees or commissions.

All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance reimbursement, discount or allowance received by the LESSOR in connection with such costs.

Exhibit 10.7

9. LATE PAYMENT

LESSEE shall pay interest (which shall be considered additional rent) at an annual rate which shall be the lesser of twelve (12) percent or the maximum rate allowed by law, from the date due, for any installment of Annual Fixed rent, additional rent, or other payment which is not received by LESSOR within ten days of said due date.

10. UTILITIES

The Lessee shall pay, during the term as they become due, all bills for electricity and other utilities (including those that are used for furnishing heat or other purposes) that are furnished to the Premises and are presently separately metered, and all bills for fuel furnished by a separate tank servicing the Premises exclusively. The Lessor agrees to provide all other utility service (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the Premises, and to furnish reasonable hot and cold water to the Premises' lavatories, twenty four hours a day, seven days a week, and to light any common passageways and common stairways during business hours, all subject to interruption due to the making of repairs, alterations, or improvements, and due to circumstances beyond Lessor's control such as accidents, labor difficulties, trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said Building, or to any other cause beyond the Lessor's reasonable control.

11. COMPLIANCE WITH LAWS

LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any statute, regulation, or ordinance in force in the city or town in which the Leased Premises are situated. LESSEE shall keep all employees working in the Leased Premises covered with Worker's Compensation Insurance in accordance with law. LESSEE shall be responsible for causing the premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereof.

12. FIRE INSURANCE

LESSEE shall not permit any use of the Leased Premises which will adversely affect, increase the premium of, or make voidable, any insurance on the Property or on any building or portion of the Property or the contents thereof, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, or any similar body. LESSEE shall on demand reimburse LESSOR, and all other lessees, all extra insurance premiums caused by LESSEE's use of the premises. LESSEE shall not vacate the Leased Premises or permit same to be unoccupied other than during LESSEE's customary non-business hours.

13. MAINTENANCE OF PREMISES/STRUCTURAL OBLIGATIONS/CLEANING

13.1 LESSEE’s Obligations.
From and after the date that possession of the Premises is delivered to the LESSEE and until the end of the Lease Term, the LESSEE shall keep the Premises and every part thereof, in good order, condition and repair, reasonable wear and tear and damage by unavoidable casualty only excepted; and the LESSEE shall surrender the Premises at the end of the Lease Term in such condition.

Whenever the LESSEE shall make repairs, alterations, decorations, additions, removals, or improvements (including the installation of any equipment other than normal light business office equipment) in or to the Premises:

a)    Any mechanic's or materialmen's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to the LESSEE, shall be immediately discharged by the LESSEE, at the LESSEE's expense, by filing the bond required by law or otherwise. If the LESSEE fails so to discharge any lien, the LESSOR may do so at the LESSEE's expense and the LESSEE shall reimburse the LESSOR for all expenses and costs incurred by the LESSOR in so doing immediately after rendition of a bill therefor by the LESSOR to the LESSEE;
b)    All installations or work done by or for the LESSEE shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications (which shall be prepared by and at the expense of the LESSEE) theretofore submitted to and approved in writing by the LESSOR;

Exhibit 10.7

c)    The LESSEE shall procure all necessary permits before undertaking any work in the Premises and shall do all such work in a good and workmanlike manner, employing new materials of first class quality and shall defend, save harmless, exonerate and indemnify the LESSOR from all injury, loss or damage to any person or property occasioned by such work. The LESSEE shall cause contractors employed by the LESSEE to carry and maintain in force during the continuance of any work being performed for the LESSEE Worker's Compensation Insurance in accordance with statutory requirements and Comprehensive Public Liability Insurance and Automobile Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to the LESSOR and to submit certificates evidencing such coverage to the LESSOR prior to the commencement of such work; and
d)    The LESSEE shall not, at any time prior to or during the Term of the Lease, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any repair work or the making of any alteration, improvements or additions or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by the LESSOR, LESSEE or others. In the event of any such interference or conflict, the LESSEE, upon demand of the LESSOR shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

13.2 LESSOR Services
The Lessor agrees to maintain, repair and replace (as necessary) the structure and foundation of the Building, the roof (except for repairs thereto necessitated by Lessee's installation, repair, maintenance or replacement of equipment located on the roof), the parking and access ways, and other common areas, in the same condition as they are on the Commencement Date or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the conduct of Lessee or those for whose conduct the Lessee is legally responsible (including, but not limited to loading dock, dock bumpers, dock enclosures, if applicable). Lessor shall maintain provide to the Premises all of the services whose costs are included in the definition of Operating Expenses under Paragraph 8 other than those services specifically assumed by Lessee.

The LESSOR shall furnish water at City temperature for fire protection, ordinary cleaning, toilet, lavatory and drinking purposes. If the LESSEE uses or consumes water for any other purpose, it shall reimburse the LESSOR therefor, and for any related sewer charge, as reasonably estimated by the LESSOR or, at its election, metered. In the latter event, the LESSEE shall pay the cost of the meter and its installation and maintenance. Such reimbursement shall be made as and when bills are rendered. All water piping and equipment shall be installed and maintained by the LESSOR at the LESSEE's expense. LESSEE shall also reimburse LESSOR for any utilities costs incurred with respect to the Premises. LESSEE may, at its option, have such utilities separately metered.

14. ALTERATIONS

LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consent thereto in advance in writing, which consent shall not be unreasonably withheld provided said alterations are consistent in appearance and quality with the rest of the Building and Property. However, LESSOR shall not be obligated to approve any such alterations which would subject LESSOR to additional expense to readapt or prepare the Leased Premises for re-leasing upon the termination of this Lease or which would increase the Real Estate Tax Expenses of the Property. All such allowed alterations shall be at LESSEE's sole risk and expense, shall conform with LESSOR's construction specifications, shall be performed in good and workmanlike manner, and shall comply with all applicable codes and regulations. If LESSOR performs any services for LESSEE in connection with such alterations or otherwise, any just invoice will be considered additional rent and will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed without cost to LESSOR within ten (10) days of written request by LESSOR. Any alterations or improvements shall become part of the real estate and the property of LESSOR. LESSEE shall remove any alteration or addition made by it and restore the Leased Premises and other affected area(s), if any, to the same condition as they were in on the Lease Commencement Date upon the expiration or termination of this Lease if LESSOR so directs. Any alterations completed by LESSOR shall be “building standard” unless noted otherwise. LESSOR shall have the right at any time to change the arrangement and layout of parking areas, stairs, walkways, common areas and other areas of the Property not contained within the Leased Premises, to install, repair, replace, remove, use, maintain and relocate for service to the Leased Premises and to other parts of the Property, pipes, ducts, conduits, wires and fixtures wherever located inside or outside of the Building and the Property, to change the boundaries of the lot upon which the Building is located, to construct additions to existing buildings on the Property, and to construct additional buildings and improvements on the Property.

Exhibit 10.7

15. ASSIGNMENT OR SUBLEASING

LESSEE shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses, and the like) or allow any other firm or individual to occupy the whole or any part of the Leased Premises without the prior written consent of LESSOR, or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, or encumbered, in whole or in part, whether voluntarily, involuntarily, or by operation of law. LESSOR’s consent shall not be unreasonably withheld or delayed, subject to the conditions contained in this Paragraph 15. In the event of any intent to assign this Lease or sublet any portion or all of the Leased Premises, LESSEE shall notify LESSOR in writing of LESSEE's intent and the proposed effective date of such subletting or assignment, and shall request in such notification that LESSOR consent thereto. LESSEE will reimburse LESSOR, as additional rent, for reasonable legal and other expenses incurred by LESSOR in connection with any request by LESSEE for consent to assignment or subletting. In the event that the fixed rental to be paid by any subLESSEE, assignee or transferee of LESSEE shall exceed Annual Fixed Rent as set forth in Article 3 herein payable by LESSEE to LESSOR, or in the event that any subLESSEE, assignee or transferee shall pay to LESSEE a sum of money in consideration for such sublease, assignment or transfer, then LESSEE shall pay one-half (1/2) to LESSOR, as additional rent, a sum equal to the amount by which the fixed rent payable by such subLESSEE, assignee or transferee exceeds the Annual Fixed Rent payable under Article 3 herein or an amount equal to such sum of money. Provided, however, that the provisions of the previous sentence shall not apply to any assignments or subletting to LESSEE’s subtenants listed below and their affiliated companies (American DG Energy Inc., Alexandros Partners LLC, Pharos, LLC, Levitronix LLC, Levitronix Medical LLC, Levitronix Technologies LLC, Levitronix IP LLC, Tecogen Inc., HR Knowledge). No assignment or subletting and no consent of LESSOR thereto shall affect the continuing primary liability of LESSEE (which, following assignment shall be joint and several with the assignee) for the payment of all rent and for the full performance of the covenants and conditions of this Lease. No consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance, and no assignment shall be binding upon LESSOR or any of the LESSOR's mortgagees, unless LESSEE shall deliver to LESSOR an instrument in recordable form which contains a covenant of assumption by the assignee running to LESSOR and all persons claiming by, through or under LESSOR, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge assignee from its liability as a LESSEE for the payment of all rent and for the full performance of the covenants and conditions of this Lease, nor shall execution of such instrument of assumption affect the continuing primary liability of LESSEE for the payment of all rent and for the full performance of the covenants and conditions of this Lease. LESSOR has pre-approved the following subtenants and their affiliated companies: American DG Energy Inc., Alexandros Partners LLC, Pharos, LLC, Levitronix LLC, Levitronix Medical LLC, Levitronix Technologies LLC, Levitronix IP LLC, Tecogen Inc., HR Knowledge.

16. SUBORDINATION

LESSEE agrees at the request of LESSOR to subordinate this Lease to any first mortgage or other security interest hereafter created covering the Leased Premises or any portion of the Leased Premises and to any renewal, modification, replacement or extension or any existing first mortgage, or any mortgage or security interest hereinafter created and to any and all advances made or to be made thereunder, provided that the mortgagee or holder of such security interest agrees, for itself and its successors and assigns in writing with the LESSEE that so long as LESSEE shall not be in default under this Lease, the mortgagee or other holder of such security interest and its successors and assigns will not disturb the peaceful quiet enjoyment of the Leased Premises by the LESSEE. LESSEE also agrees that if this Lease is so subordinated, no entry under any mortgage or sale for the purpose of foreclosing the same shall be regarded as an eviction of LESSEE, constructive or otherwise, or give LESSEE any right to terminate this Lease, whether it attorns or becomes LESSEE of the mortgagee or new owner, and such mortgage, or security interest to which this Lease shall become subordinated may contain such other terms, provisions and conditions as are usual and customary. LESSEE agrees that it will, within ten (10) days of receipt of written request of the LESSOR, execute and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination in such forms as may be required by such mortgagee or other holder of such security interest.

17. ESTOPPEL CERTIFICATES

Upon ten (10) days prior written request by LESSOR, LESSEE agrees to execute and deliver an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications that this Lease is in full force and effect as modified and stating the modifications) and the dates to which the Annual Fixed Rent, additional rent and other charges have been paid through and any other information reasonably requested. Any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser, mortgagee or lending source.

18. LESSOR'S ACCESS

LESSOR or agents of LESSOR may at reasonable times enter to view the Leased Premises and may remove at LESSEE's

Exhibit 10.7

expense any signs, alterations or additions not approved and constructed or installed as herein provided, may make such repairs and alterations as LESSOR may deem necessary to avert an emergency, may make any repairs which LESSEE is required but has failed to do, and may show the leased premises to others.

19. ACCESS AND PARKING

LESSEE shall have the right, without additional charge, to use all of the parking spaces located within the parking area provided for the Leased Premises. LESSEE may not sublease any parking space so allocated. Said parking area plus any stairs, walkways or other common areas shall in all cases be considered extensions of the Leased Premises to the extent that they are utilized by LESSEE, or LESSEE's employees, visitors or business invitees. LESSEE will not obstruct in any manner any portion of the Building or the Property, or the walkways or approaches to said Building or Property, and will conform to all reasonable rules now or hereafter made by LESSOR for parking, and for the care, use, or alteration of the Property, its facilities and approaches. LESSOR shall have the right to impose reasonable controls on the operation of the parking area.

LESSEE further warrants that LESSEE will not permit any employee, visitor or invitee to violate this or any other covenant or obligation of LESSEE. No vehicle shall be stored or left in any parking area for more than fourteen consecutive nights without LESSOR's written approval. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time. LESSEE agrees to assume all expense and risk for towing of any mis-parked vehicle belonging to LESSEE or LESSEE's agents, employees, business invites, or callers, at any time.

20. LESSEE'S LIABILITY INSURANCE

LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE AND LESSOR against any claims based on bodily injury (including death) or property damage arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE and LESSOR against any claim up to Two Million Dollars ($2,000,000) per occurrence for injury or death to one person, and One Million Dollars ($1,000,000) for damage to property. Such limits shall be subject to increase from time to time during the Lease Term. The amount of such insurance shall not limit LESSEE's liability nor relieve LESSEE of any obligation hereunder.

Upon commencement of the Lease Term LESSEE will promptly file with LESSOR certificates reasonably satisfactory to LESSOR showing that such insurance is in force, accompanied by evidence of the payment of the premium for the policy, and thereafter will file renewal certificates at least thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled nor materially changed without at least twenty (20) days prior written notice to each assured named therein. LESSEE may, at LESSEE's cost, maintain such other liability insurance as LESSEE may deem necessary to protect it.

LESSEE shall assume exclusive control of the Leased Premises, and all tort liabilities incident to the control or ownership thereof, and agrees to indemnify and hold the LESSOR free and harmless from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims or judgments or encumbrances created or suffered by the LESSEE, and from any and all liability, penalties, losses, damages, costs and expenses, causes of action, claims, or judgments arising from injury to persons or property of any nature on the Leased Premises or the Property, occasioned by any acts or omissions of the LESSEE or of its employees, agents, invitees, visitors, callers, servants, sub lessees, or independent contractors, and arising out of the use or occupation of said Leased Premises or by reason of the bursting or leakage of pipes; from any neglect or misuse on the Leased Premises or by any reason of nuisance made or suffered on the Leased Premises; and also against all legal costs and charges, including counsel fees, reasonably incurred in and about such matters and the defense of any action arising out of the same, or in discharging the Leased Premises or any part thereof from any and all liens that may be placed thereon from charges incurred by LESSEE. If LESSOR intervenes in or becomes a party to any such action or actions growing out of this Lease to protect its rights, then the LESSEE shall pay LESSOR's reasonable attorney's fees in such action or actions.

21. WAIVER OF SUBROGATION

Any casualty and liability insurance carried by LESSEE pursuant to Paragraph 20, shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance containing such antisubrogation clause or endorsement to the extent of the indemnification received thereunder.

Exhibit 10.7

22. FIRE, CASUALTY, EMINENT DOMAIN

Should a substantial portion of the Leased Premises, or of the Property, be substantially damaged by fire or other casualty, or by action of public or other authority in consequence thereof, or be taken by eminent domain, or should LESSOR receive compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at either party's election, which may be made notwithstanding LESSOR's entire interest may have been divested, by written notice given to the other within sixty (60) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination.

The effective date of any termination by either party under this Article shall be not less than fifteen (15) nor more than thirty (30) days after the date of such notice of the termination. For the purposes of this Article, damage or taking shall be considered substantial if the time needed for LESSOR to perform repairs and/or construction necessary to put the Leased Premises or such remainder in proper condition for use and occupation is estimated by LESSOR to exceed six (6) months, or if more than thirty (30) percent of the non-wetlands land area of the Property, or if more than thirty (30) percent of the Leased Premises are so taken. In case of any such damage or taking, LESSOR shall notify LESSEE within thirty (30) days after the occurrence thereof of Lessor's estimate of the time needed to perform the repairs and/or construction necessary to put the Leased Premises or such remainder in proper condition for use and occupancy, or of the percentage of the non-wetlands land area, or of the Building, or of the Leased Premises taken.

If in any such case the Leased Premises are rendered unfit for use and occupation and the Lease is not so terminated, LESSOR shall use due diligence to put the Leased Premises, or in case of taking what may remain thereof (excluding any items installed or paid for by LESSEE, which LESSEE may be required to remove), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and any additional rent according to the nature and extent of the injury shall be abated until the Leased Premises or such remainder shall have been put by Lessor in such condition and in case of a taking which permanently reduced the area of the Leased Premises, a just proportion of the Annual Fixed Rent and additional rent shall be abated for the remainder of the Lease Term.

LESSOR reserves to itself any and all rights to receive awards made for damages to the Leased Premises and the Property and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. LESSEE hereby releases and assigns to LESSOR all of LESSEE's to such awards, and covenants to deliver such further assignments and assurances thereof as LESSOR may from time to time request. It is agreed and understood, however, that LESSOR does not reserve to itself, and LESSEE does not assign to LESSOR, any damages payable for (1) movable trade fixtures installed by LESSEE or anybody claiming under LESSEE at its own expense or fixtures or items the removal of which is required or permitted by any agreement given pursuant to the Lease, or (ii) relocation expenses recoverable by LESSEE from such authority in a separate action.

23. INTERRUPTIONS

LESSOR shall not be liable to LESSEE for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power and other utility losses, shortages or malfunctions, the necessity of LESSOR's entering the Leased Premises for any of the purposes in this Lease authorized, or for repairing the Leased Premises or any other portion of the Property however the necessity may occur. In case Lessor is prevented or delayed from making repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on LESSOR's part, by reason of any and all causes reasonably beyond LESSOR's control, LESSOR shall not be liable to LESSEE therefor, nor shall LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in LESSEE's favor that such failure constitutes actual or constructive, total or partial, eviction from the Leased Premises. LESSOR reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, LESSOR shall exercise reasonable diligence to eliminate the cause thereof.

24. BROKERAGE

LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker with respect to this Lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this Lease, other than from Brokers named herein. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the Leased Premises other than the Brokers named herein, whom it will be LESSOR’s responsibility to pay by separate agreement, and agrees to indemnify LESSEE against any brokerage claims arising by virtue of this Lease.

Exhibit 10.7

25. SIGNS

LESSEE shall be permitted to display a sign subject to obtaining the appropriate approvals from the City of Waltham, provided the LESSEE shall, however, first obtain the written consent of LESSOR, and any approvals required under applicable by-laws or regulations, before erecting any sign on the Property, and shall obtain written approval as to size, content, appearance, and locations of all authorized signs. All existing signs utilized by Lessee and its subtenants are hereby approved.

26. DEFAULT, BANKRUPTCY AND ACCELERATION OF RENT.

In the event that: (a) LESSEE files a petition for adjudication as a bankrupt or shall be declared bankrupt or insolvent according to law, or if an involuntary petition under any of the provisions of the Bankruptcy Act is filed against LESSEE and is not dismissed within sixty (60) days thereafter, or if any assignment shall be made of LESSEE's property for the benefit of creditors or (b) LESSEE shall default the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other an substantial monetary payments as provided below, and such default shall not be corrected with fifteen (15) days after written notice thereof; or (c) LESSEE vacates the Leased Premises or permits them to be unoccupied for a period exceeding 30 days other than during LESSEE's customary non-business hours, then LESSOR shall have the right thereafter, while such default continues, and without demand or further notice to re-enter and take complete possession of the Leased Premises, or declare the term of this Lease ended, and to remove LESSEE's effects without becoming guilty of any manner of trespass, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of covenant. In addition to the foregoing, if LESSEE shall default in the payment of the security deposit, or Annual Fixed Rent, taxes, additional rent, or any other substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a considerable and significant breach of the Lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then the entire balance of rent which otherwise accrue hereunder shall, at the option of LESSOR, become immediately due and payable, and, in addition, LESSOR shall have all other rights of LESSOR, as set forth in this Article, for a default by LESSEE.

LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred plus interest at the rate of eighteen (18) percent per annum and costs, shall be paid by LESSOR by LESSEE as additional rent. Any sums received by LESSOR shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney's fees incurred by LESSOR in enforcing any or all obligations of LESSEE under this Lease at any time.

Any and all rights and remedies which LESSOR may have under this Lease, at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

27. LIABILITY LIMITATIONS

LIABILITY OF LESSOR. LESSEE acknowledges and agrees that Owner shall not be liable or responsible in any way to LESSEE or any other person for:
(i)   any Injury arising from or out of any occurrence in, upon, at, or relating to the property including the premises, or any part thereof or any loss or damage to property (including loss of use thereof) of LESSEE or any other Person located on the property including the premises or any party thereof from any cause whatsoever, whether or not such injury, loss, or damage results from any fault, default, negligence, act, or omission of Owner or its agents, servants, employees, or any other Person for whom Owner is in law responsible;
(ii)   any Injury to LESSEE or any other Person or loss or damage to property resulting from: fire; smoke; explosion; falling plaster, ceiling tiles, fixtures or signs; broken glass; steam; gas; fumes; vapors; odors; dust; dirt; grease; acid; oil; any hazardous material or substance; debris; noise; air or noise pollution; theft; breakage; vermin; electricity; computer or electronic equipment or systems malfunction or stoppage; water; rain; flood; flooding; freezing; tornado; windstorm; snow; sleet; hail; frost; ice; excessive heat or cold; sewage; sewer backup; toilet overflow; or leaks or discharges from any part of the property (including the Premises), or from any pipes, sprinklers, appliances, equipment (including without limitation, heating, ventilating, and air conditioning equipment); electrical or other wiring; plumbing fixtures; roof(s), windows, skylights, doors, trapdoors, or subsurface of any floor or ceiling of any part of the Property, or from the street or any other place, or by dampness or climatic conditions, or from any other cause whatsoever;
(iii)   any Injury, loss, or damage caused by other LESSEEs or any Person on the property, including the premises, or by

Exhibit 10.7

occupants of adjacent property thereto, or by the public, or by construction or renovation, or by any private, public, or quasi-public work, or by interruption, cessation, or failure of any public or other utility service, or caused by Force Majeure;
(iv)   any Injury to LESSEE or any other Person or any loss or damage suffered to the Premises or the contents thereof by reason of Owner or its representatives entering the Premises to undertake any work therein, or to exercise any of Owner's rights or remedies hereunder, or to fulfill any of Owner's obligations hereunder, or in the case of emergency; or
(v)   any Injury, loss, or damage to property caused by perils insured against or required to be insured against by LESSEE pursuant to Section 20. LESSEE shall promptly indemnify and hold Owner harmless from and against any and all claims in connection with any Injury or any loss or damage to property referred to in this Section.

Notwithstanding anything in this Lease to the contrary, if the LESSOR shall fail to fulfill any covenant, term or condition of this Lease on LESSOR's part to be performed, or if LESSOR is guilty of negligence, LESSEE shall recover a money judgment against LESSOR, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereof against the right, title and interest of LESSOR in 45 First Avenue, Waltham, Massachusetts only, and neither LESSOR, nor any of the Managers, Board of Directors, Shareholders, or former Limited Partners designated herein, as LESSOR comprising any limited liability corporation designated herein as LESSOR shall be personally liable for any judgment rendered against the LESSOR or any deficiency thereunder. It is agreed that in no event shall the LESSEE have any right to levy execution against any other property of the LESSOR including, but not limited to, any other property owned, managed or controlled by the Limited Partnership, other than its interest in 85 First Avenue, Waltham, Massachusetts, LESSOR shall be released from all liability and obligation hereunder. IN NO EVENT SHALL LESSOR EVER BE PERSONALLY LIABLE TO THE LESSEE, OR ANYONE CLAIMING, BY UNDER OR THROUGH THE LESSEE, FOR CONSEQUENTIAL OR LIQUIDATED DAMAGES, SUCH DAMAGES OR CLAIMS, THEREFORE, BEING HEREBY EXPRESSLY WAIVED BY LESSEE.

LIABILITY OF LESSEE. If the LESSEE fails to fulfill to any covenant, term or condition of this Lease on LESSEE's part to be performed, or if LESSEE is guilty of negligence with regard to any party claiming by, under or through the LESSOR and, a s a consequence of such default and/or negligence, LESSOR shall recover a money judgment against LESSEE, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereof against the right, title and interest of the LESSEE Corporation, and non e of the LESSEE Corporation's officers, directors, shareholders, shall be personally liable for any judgment rendered against the LESSEE or any deficiency thereunder. It is agreed that in no event shall the LESSOR have any right to levy execution against any other property of the LESSEE including, but not limited to, any other property or business interest owned, managed or controlled by the LESSEE Corporation, other than its interest in the business located at the Premises. IN NO EVENT SHALL LESSEE EVER BE PERSONALLY LIABLE TO THE LESSOR, OR ANYONE CLAIMING BY, UNDER OR THROUGH THE LESSOR, FOR CONSEQUENTIAL DAMAGES, SUCH DAMAGES OR CLAIMS, THEREFORE, BEING HEREBY EXPRESSLY WAIVED BY LESSOR.

28. NO ACCORD AND SATISFACTION

No acceptance by LESSOR of a lesser sum than the Annual Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

Exhibit 10.7

29. NOTICES

Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if left at the Leased Premises addressed to LESSEE, or if sent to the Leased Premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the Leased Premises, the occupancy thereof, or this Lease shall be deemed duly served if delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR as follows:

ATLANTIC-WALTHAM INVESTMENT II, LLC
c/o Atlantic Management Corporation
205 Newbury Street
Framingham, MA 01701

With a copy to:
Robert Orsi, Esq.
Orsi Arone Rothenberg
160 Gould Street
Needham, MA 02494-2300

If to LESSEE:
Tecogen Inc.
45 First Avenue
Waltham, MA 02451

With a copy to:
William O. Flannery, Esq.
945 Lenox Road
Richmond, Massachusetts 01254

or at such other address as LESSOR may from time to time in writing designate. Time is of the essence in the delivery any notice.

30. OCCUPANCY/HOLDOVER

In the event that LESSEE takes possession of said premises prior to the Lease Commencement Date, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. LESSEE shall not remove LESSEE's goods or property from the Leased Premises other than in the ordinary and usual course of business, without having first paid and satisfied LESSOR for all rent which may become due during the entire term of this Lease. In the event that LESSEE continues to occupy or control all or any part of the Leased Premises after the agreed termination date of this Lease without the written permission of LESSOR, then all other terms of this Lease shall continue to apply except that LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and rent shall be due in full monthly installments at a rate of two hundred (200%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a LESSEE at sufferance is solely for the benefit and convenience of LESSEE and such has greater rental value. LESSEE's control or occupancy of all or any part of the Leased Premises beyond noon on the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this Article shall be due and payable immediately in advance.

31. FIRE PREVENTION

LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers and emergency lighting equipment within the Leased Premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, and/or local authorities.

32. OUTSIDE AREA

No goods, equipment, or things of type or description shall be held or stored outside the Leased Premises at any time without express written approval from LESSOR. Any goods, equipment or things left outside the Leased Premises without LESSOR's prior written consent shall be deemed abandoned and may be removed without notice by LESSOR. LESSEE agrees

Exhibit 10.7

to pay upon written notice all reasonable charges, as additional rent, associated with said removal. A single two-yard capacity dumpster is hereby authorized for the disposal of trash, providing that the location of said receptacle is approved by LESSOR and LESSEE agrees to have said container provided and serviced at its expense by whichever disposal firm may from time to time be designated by LESSOR. LESSOR approves the two storage containers and the cement storage unit constructed in the parking lot.

33. ENVIRONMENT

LESSEE will so conduct and operate the Leased Premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smells, noise, vibration, pets accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from harmful solvents, degreasers, cutting oils, etc. which may be used within the Leased Premises. No hazardous waste or chemical waste, other than those set forth in Exhibit “C” attached hereto, shall be used, generated, stored, disposed of or allowed to remain within the leased premises or the property at any time, and the LESSEE shall be solely responsible for any and all corrosion or other damages associated with the improper use, generation, storage, and control of the same by the LESSEE. The LESSEE agrees that it shall be solely and exclusively responsible for obtaining all appropriate Federal, State and Local Permits for the handling and disposal of such waste and shall indemnify, reimburse and hold the LESSOR harmless for any damages, actions, causes of actions, attorney's fees or any other costs incurred should such hazardous waste spill on the property of the LESSOR. LESSOR shall be notified of the existence and conditions of all Local, State and Federal Permits, as well as any changes of permit status.

34. RESPONSIBILITY

LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customarily to the Property, or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor shortages or disputes, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Property, or to any cause beyond LESSOR's immediate control.

35. SURRENDER

LESSEE shall at the expiration or other termination of this Lease remove all of the LESSEE's goods and effects from the Leased Premises. LESSEE shall deliver to LESSOR the Leased Premises and all keys, access control cards (if used in the Building) locks, and other fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the Leased Premises, including but not limited to any offices, partitions, floor coverings (including computer floors), window shades and blinds, plumbing and plumbing fixtures, air conditioning equipment and duct work of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment (excluding telephone handsets and switching equipment), wooden or metal shelving which has been bolted, welded or otherwise attached to the Building, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects, unless otherwise directed by LESSOR in writing. LESSEE shall deliver the Leased Premises broom clean and in the same condition as they were at commencement of the Lease Term, or as they were put in during the Lease Term, reasonable wear and tear and damage by fire or other casualty only accepted. In the event of LESSEE's failure to remove any of LESSEE's property from the Leased Premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned. In no case shall the Leased Premises be deemed surrendered to LESSOR until the expiration date provided herein or such other date as may be specified in a written agreement between the parties and attached hereto.

36. LEGAL

In case LESSOR shall be made party to any litigation commenced by or against LESSEE or by or against any parties in possession of the Leased Premises or any party thereof claiming under LESSEE, LESSEE shall pay, as additional rent, all costs, including without limitation reasonable counsel fees incurred by or imposed upon LESSOR in connection with such litigation, and shall also pay, as additional rent, all such costs and fees incurred by LESSOR in connection with the enforcement by LESSOR of any obligations of LESSEE under this Lease. LESSEE shall defend, save harmless and indemnify LESSOR from any liability or injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from the omission, fault, willful act, negligence or other misconduct of LESSEE or from any use made or thing done or occurring on the Leased Premises not due to

Exhibit 10.7

the omission, fault, willful act, negligence or other misconduct of LESSOR or (ii) resulting from the failure of LESSEE to perform and discharge its covenants and obligations under this Lease.

37. GENERAL

(a) The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof.
(b) The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring before the beginning of the Lease Term, or thereafter while owner of the entire Property.
(c) If LESSOR is acting under any trust or corporation the obligations of LESSOR shall be binding upon the trust, estate or corporation, but not upon any trustee, officer, corporate officer, shareholder, or beneficiary of the trust or corporation individually.
(d) This Lease is made and delivered in the state of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof.
(e) This Lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. NO other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein.
(f) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the Leased Premises for LESSEE's intended use.
(g) LESSEE agrees that if LESSOR does not deliver possession of the Leased Premises as herein provided, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to obtain possession for LESSEE on or before the lease Commencement Date, as it may be extended pursuant to the provisions of this Lease.
(h) LESSOR shall have the right to issue to LESSEEs including LESSEE, and from time to time to revise, reasonable written Rules and Regulations pertaining to the Property, and LESSEE shall upon receipt of said Rules and Regulations, and any revision(s) thereof, abide by same.

38. WAIVERS, ETC

No consent of waiver, express or implied, by LESSOR, to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons or a partnership LESSEE's obligations are joint and also several.

39. OPTION TO EXTEND

On the conditions (which conditions LESSOR may waive, at its election, by written notice to LESSEE at any time) that LESSEE is not in default of its covenants and obligations under the Lease beyond applicable notice and cure periods, both as of the time of exercise of the Option to Extend, as hereinafter defined, and at the commencement of the Extension Period, as hereinafter defined, then LESSEE shall have the right to extend the term hereof (the “Option to Extend”) for one additional term of five years, ending on March 31, 2019 (the “Extension Period’), to commence immediately upon the expiration of the then current term.

LESSEE may exercise such Option to Extend by giving written notice to LESSOR (the “Extension Notice”) on or before the date which no less than twelve (12) months prior to the expiration of the then current Term. Such Extension Period shall be upon the same terms and conditions of this Lease, except that the Base Rent payable shall be set at the then fair market effective rent for the Leased Premises. In no event, however, shall the Base Rent be less than the then-current Base Rent at the expiration of the current Term. For the purpose of this Section, fair market effective rent shall mean the Base Rent plus such additional financial terms in the nature of rent and rent adjustments customarily then being included in leases for similar space within the greater Waltham area. LESSEE shall, during the Extension Period, continue to pay its proportionate share of LESSOR’s Real Estate Taxes and Operating Costs. Said fair market effective rent for the Leased Premises shall be agreed upon by LESSOR and LESSEE; provided, however, if LESSOR and LESSEE are unable to agree on said fair market effective rent within thirty (30) days of the date of the Extension Notice, said fair market effective rent shall be conclusively determined by three (3) appraisers. Within fifteen (15) days of the expiration of such thirty (30) day period, LESSOR and LESSEE shall each select an appraiser, who shall select a third. Should the two appraisers fail to agree on a third within fifteen (15) days of the date on which such appraisers have been appointed, or if either LESSOR or LESSEE shall fail to appoint an appraiser within the time provided, such appraiser shall be appointed by the American Institute of Appraisers. Each party shall bear the cost of the appraiser selected by such party, and the cost of the third appraiser shall be shared equally by LESSOR and LESSEE. If the three appraisers are unable to agree upon such fair market effective rent within fifteen (15) days of the appointment of the third appraiser, the fair market

Exhibit 10.7

effective rent shall be that determined by the appraiser not selected by either LESSOR or LESSEE.

40. CERTIFICATE

If the LESSEE is a corporation, each of the persons executing this instrument on behalf of the LESSEE, hereby covenants and warrants that the LESSEE is a duly existing and valid corporation and that the LESSEE is qualified to do business in Massachusetts. Further, if the LESSEE is a corporation, the LESSEE shall deliver to the LESSOR, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit “D” (or other suitable form satisfactory to counsel for the LESSOR), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and seals and intend to be legally bound hereby this 14th day of May, 2008.

LESSOR:	LESSEE:

ATLANTIC-WALTHAM INVESTMENTS II, LLC	TECOGEN INC.
By Its Agent,
Atlantic Management Corporation
By:	By:
David Capobianco	Robert A. Panora
Managing Partner	President

Exhibit 10.7

LOADING DOCK CERTIFICATE

The Lessor and LESSEE hereby agree and certify to one another the following condition/damage with respect to the premises.

LOADING DOCK(S):

1.

2.

3.

LESSOR: ATLANTIC-WALTHAM INVESTMENT II, LLC

By Its Agent,
Atlantic Management Corporation
By:
David Capobianco
Managing Partner

LESSEE: TECOGEN INC.

By:
Robert A. Panora
President

Exhibit 10.7

EXHIBIT A

DESCRIPTION OF PROPERTY

Parcel I - 45 First Avenue, Waltham, Massachusetts

The land with the buildings thereon and all equipment and fixtures now or hereafter thereon which are, or can by agreement of the parties be made a part of the realty, situated in Waltham, Middlesex County, Massachusetts, shown on a Plan entitled “Plan of Land in Waltham, Mass.” dated July 18, 1956, recorded with a deed from Gerald W. Blakeley et al. Trustees, to Crucible Center Company in Middlesex South District, Deeds, Book 8785, Page 573, bounded and described as follows:

SOUTHEASTERLY	by the Northwesterly Side Line of First Avenue, three hundred sixty-seven feet;

SOUTHWESTERLY	by land of Blakeley, et al., two hundred ninety-five feet;

NORTHWESTERLY	by land now or formerly of Thomas I. Griggs, three hundred sixty-seven feet; and

NORTHEASTERLY	by the parcel of land shown on said Plan as containing 130,000 square feet, two hundred ninety-five feet.

Containing 108,265 square feet of land.

Subject to and with the benefit of easements and restrictions of record, if any, insofar as the same are now in force and applicable.

For title to Parcel I, see deed from Peter Van and Champe A. Fisher, as Trustees under a Declaration of Trust made by Lillian Benjamin and Abram Berkowitz dated January 5, 1968, as amended, to Thermo Electron Corporation and recorded with the Middlesex County (Southern District) Registry of Deeds at Book 16046, Page 94.

Exhibit 10.7

EXHIBIT B

DATA CERTIFICATE

The Lessor and LESSEE hereby agree and certify to one another the following:

1. The Commencement Date of the lease is April 1, 2009.

2. The Expiration Date of the original term of this lease is March 31, 2014.

LESSOR: ATLANTIC-WALTHAM INVESTMENT II, LLC

By Its Agent,
Atlantic Management Corporation
By:
David Capobianco
Managing Partner

LESSEE: TECOGEN INC.

By:
Robert A. Panora
President

Exhibit 10.7

EXHIBIT C

LIST OF HAZARDOUS WASTES USED AT THE PREMISES

The Company does not dispose any hazardous wastes at the premises.

Exhibit 10.7

EXHIBIT D

CLERK'S CERTIFICATE

I, Anthony S. Loumidis Clerk of TECOGEN INC., hereby certify that a meeting of the Board of Directors of said Corporation duly held at the offices of the Corporation, held on February 13, 2008, at which meeting a quorum of the Directors was present and voting throughout approval was given for the Corporation, as LESSEE, to enter into a Lease with ATLANTIC-WALTHAM INVESTMENT II, LLC, Lessor, for approximately 43,000 square feet of space at 45 First Avenue, Waltham, Massachusetts, and said Lease to be for a term of five (5) years at a rent of (see * below) Dollars per year, as adjusted, a copy of which Lease is hereto attached and made a part hereof.

I further certify that, Robert A. Panora, President of the Corporation has authority to execute and deliver to the Lessor the Lease on behalf of the Corporation upon the above terms.

WITNESS my hand and seal of the Corporation, this 14th day May, 2008.

(Affix Corporate Seal)

Annual Base (Fixed) Rent for the Lease Term:

Years1-2:	43,000 s.f X $10.50/s.f = $451,500.00 per year or $37,625.00 per month

Year3-5:	43,000 s.f X $11.50/s.f = $494,500.00 per year or $41,208.33 per month

Exhibit 10.7

EXHIBIT E

OPERATING EXPENSES

·	Schedule of estimated 2009 annual operating expenses

·	Real estate taxes for 2008